Exhibit 23.3

TOWERS WATSON

Wing Lui                                                     T +852 2827 8833

Senior Consultant                                       D +852 2820 8281

                                                   F +852 2827 8899

36th Floor, Sun Hung Kai Centre             wing.lui@towerswatson.com

30 Harbour Road                                        towerswatson.com

Wanchai

Hong Kong

4 August 2014

The Board of Directors

HSBC Holdings plc

Dear Sirs,

I, Wing Lui, hereby consent to be named as valuation actuary of the HSBC Group Hong Kong Local Staff Retirement Benefit Scheme in the Annual Report on Form 20-F for the year ended December 31, 2013 of HSBC Holdings plc (the “Company”) and incorporated by reference in the Company’s Registration Statement on Form S-8 to be filed on or about 4 August 2014.

Sincerely,

/s/ Wing Lui

Wing Lui, F.S.A.

Senior Consultant

Towers Watson Hong Kong Limited